UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2006
Affiliated Computer Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12665 (Commission File Number)	51-0310342 (I.R.S. employer identification number)
2828 North Haskell Avenue
Dallas, Texas 75204
(Address of principal executive offices, including zip code)
Registrant’s telephone number including area code: (214) 841-6111
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 1.02 Termination of a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Credit Agreement
Pledge and Security Agreement
Deed of Assignment
Assignment of Receivables
Agreement of Deed - Pledge of Shares
Agreement of Deed - Pledge of Receivables
Press Release

Item 1.01 Entry into a Material Definitive Agreement.
     The information provided in Item 2.03 below is incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
     Simultaneously with entering into the credit facility referenced in Item 2.03 below, Affiliated Computer Services, Inc. (the “Company”) terminated its $1.5 billion credit facility evidenced by that certain Five Year Competitive Advance and Revolving Credit Facility Agreement, dated as of October 27, 2004, among the Company and other borrowers from time to time party thereto, JPMorgan Chase Bank, as Administrative Agent, Wells Fargo Bank, National Association, as Syndication Agent, and various other lenders (the “Prior Facility”). In connection with the termination of the Prior Facility, the Company repaid approximately $353 million in outstanding indebtedness under the Prior Facility. The lending commitments under the Prior Facility were scheduled to expire on October 27, 2009.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
General Information
     On March 20, 2006, the Company, ACS Commercial Solutions, Inc., ACS Education Services, Inc., ACS Enterprise Solutions, Inc., ACS HR Solutions, LLC, ACS Outsourcing Solutions, Inc., ACS State & Local Solutions, Inc., ACS State Healthcare, LLC, ACS TradeOne Marketing, Inc., Buck Consultants, LLC, ACS Worldwide Lending Limited and certain other subsidiaries of the Company entered into a Credit Agreement with Citicorp USA, Inc., as Administrative Agent (“Citicorp”), Citigroup Global Markets Inc., as Sole Lead Arranger and Book Runner, with Morgan Stanley Bank, SunTrust Bank, Bank of Tokyo-Mitsubishi UFJ, Ltd., Wachovia Bank National Association, Bank of America, N.A., Bear Stearns Corporate Lending and Wells Fargo Bank, N.A., as Co-Syndication Agents, and various other agents, lenders and issuers (the “Credit Facility”). The Credit Facility provides for a senior secured term loan facility (the “Term Loan Facility”) and a senior secured revolving credit facility of up to $1.0 billion (the “Revolving Facility”), each of which is described more fully below. At the closing of the Credit Facility, the Company and certain of its subsidiaries jointly borrowed approximately $800 million under the Term Loan Facility and approximately $93 million under the Revolving Facility. The Company used the proceeds of the Term Loan Facility to finance the purchase of shares of its Class A common stock tendered in the Company’s “Dutch Auction” tender offer which expired on March 17, 2006, to refinance approximately $288 million in outstanding indebtedness under the Prior Facility discussed above and to pay related transaction costs, fees and expenses. A portion of the proceeds of the Revolving Facility were used to refinance approximately $65 million in outstanding indebtedness under the Prior Facility. The remainder of the proceeds of the Revolving Facility will be used for working capital purposes. In addition, approximately $114 million of letters of credit were issued under the Credit Facility to replace letters of credit outstanding under the Prior Facility.
     The following summaries of the Credit Facility and the pledge agreements are qualified in their entirety by reference to the full text of such agreements, copies of which are attached as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 hereto and incorporated by reference herein.
The Term Loan Facility
     Amounts borrowed by the Company under the Term Loan Facility will have a 7-year maturity and will amortize in quarterly installments in an aggregate annual amount equal to 1% of the original principal amount, with the balance payable on the final maturity date. Interest on the outstanding balances under the Term Loan Facility is payable, at the Company’s option, at a rate equal to the Applicable Margin (as defined in the Credit Facility) plus the fluctuating Base Rate (as defined in the Credit Facility), or at the Applicable Margin plus the current LIBO Rate (as defined in the Credit Facility). The Company expects the interest rate on the Term Loan Facility to be set at an initial borrowing rate of not more than LIBOR plus 200 basis points.

The Revolving Facility
     The proceeds from the Revolving Facility will be used as needed by the Company for general corporate purposes. Amounts under the Revolving Facility will be available on a revolving basis commencing on the closing date and ending on the sixth anniversary of the closing date. Portions of the Revolving Facility will be available for issuances of up to $700,000,000 of letters of credit and borrowings of up to the U.S. dollar equivalent of $150,000,000 of swing loans. Interest on the outstanding balances under the Revolving Facility is payable, at the Company’s option, at a rate equal to the Applicable Margin plus the fluctuating Base Rate, or at the Applicable Margin plus the current LIBO Rate. The Company expects the interest rate on the Revolving Facility to be set at an initial borrowing rate of not more than LIBOR plus 125 basis points.
Incremental Facilities
     The Credit Facility includes an uncommitted accordion feature of up to $750,000,000 in the aggregate allowing for future incremental borrowings under either the Term Loan Facility or the Revolving Facility, which may be used for general corporate purposes. The Credit Facility also includes an additional uncommitted accordion feature of up to $3.0 billion allowing for future incremental borrowings under the Term Loan Facility to fund purchases of the Company’s equity and debt securities.
Security and Guarantees
     Obligations under the Credit Facility have been guaranteed by the Company and substantially all of its domestic direct and indirect material subsidiaries and certain of its foreign material subsidiaries (but only to the extent that it would not result in materially adverse tax consequences). In addition, Credit Facility obligations are secured under certain pledge agreements by (i) a first priority perfected pledge of all notes owned by the Company and the guarantors and the capital stock of substantially all of the Company’s domestic subsidiaries and certain of its foreign material subsidiaries (subject to certain exceptions, including to the extent the pledge would give rise to additional SEC reporting requirements for the Company’s subsidiaries or result in materially adverse tax consequences), and (ii) a first priority perfected security interest in all other assets owned by the Company and the guarantors, subject to customary exceptions. As required under the indentures governing the Company’s outstanding 4.70% and 5.20% Senior Notes, the Company has granted equal and ratable liens in favor of the holders of the Senior Notes in all assets discussed above other than the accounts receivable of the Company and its subsidiaries.
Fees
     Among other fees, the Company will pay a commitment fee (payable quarterly) based on the amount of unused commitments under the Revolving Facility (not including the uncommitted accordion feature discussed above). The Company will also pay fees with respect to any letters of credit issued under the Credit Facility.
Covenants and Events of Acceleration
     The Credit Facility contains customary covenants, including but not limited to, restrictions on the Company’s ability, and in certain instances, its subsidiaries’ ability, to incur liens, merge or dissolve, make certain restricted payments, or sell or transfer assets. The Credit Facility also limits the Company’s and its subsidiaries’ ability to incur additional indebtedness.

     Upon the occurrence of certain events of default, the Company’s obligations under the Credit Facility may be accelerated and the lending commitments under the Credit Facility terminated. Such events of default include, but are not limited to, payment default to lenders, material inaccuracies of representations and warranties, covenant defaults, material payment defaults with respect to indebtedness or guaranty obligations, voluntary and involuntary bankruptcy proceedings, material money judgments, material ERISA events, or change of control of the Company.
Item 7.01 Regulation FD Disclosure.
     On March 20, 2006, the Company issued a press release announcing its entry into the Credit Facility. A copy of such press release is attached as Exhibit 99.1 and will be published on the Company’s web site at http://www.acs-inc.com.
     Pursuant to the rules and regulations of the Securities and Exchange Commission, the press release attached as Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.
     Statements contained in this Form 8-K and in exhibit 99.1 to this Form 8-K about the Company’s outlook and all other statements therein other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control, that could cause actual results to differ materially from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the caption “Risks Related to our Business” in the Company’s most recent Form 10-Q. In addition, we operate in a highly competitive and rapidly changing environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statement, whether as a result of new information, future event, or otherwise.
Item 9.01 Financial Statements and Exhibits.
     Pursuant to the rules and regulations of the Securities and Exchange Commission, exhibit 99.1 referenced below and the information set forth therein are deemed to be furnished pursuant to Item 7.01 hereof and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.
(c) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated March 20, 2006, by and among Affiliated Computer Services, Inc., and certain subsidiaries parties thereto, as Borrowers, Citicorp USA, Inc., as Administrative Agent, Citigroup Global Markets Inc., as Sole Lead Arranger and Book Runner, and various other agents, lenders and issuers.

Exhibit No.	Description

10.2	Pledge and Security Agreement, dated March 20, 2006, by and among Affiliated Computer Services and certain of its subsidiaries, and Citicorp USA, Inc., as agent Administrative Agent.

10.3	Deed of Assignment, dated March 20, 2006, by and among the companies listed on Schedule thereto, as Assignors, and Citicorp USA, Inc., as Security Agent.

10.4	Assignment of Receivables, dated March 20, 2006, by and among the entities listed in Schedule 1 thereto, as Assignors, and Citicorp USA, Inc. as Security Agent.

10.5	Agreement and Deed of the Creation of a First Ranking Right of Pledge of Shares in Affiliated Computer Services International B.V., dated March 20, 2006.

10.6	Agreement and Deed of the Creation of a First Ranking Right of Pledge of Receivables of Affiliated Computer Services International B.V., dated March 20, 2006.

99.1	Press Release dated March 20, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 20, 2006	Affiliated Computer Services, Inc.
	By:	/s/ Warren D. Edwards
	Name:	Warren D. Edwards
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated March 20, 2006, by and among Affiliated Computer Services, Inc., and certain other subsidiaries parties thereto, as Borrowers, Citicorp USA, Inc., as Administrative Agent, Citigroup Global Markets Inc., as Sole Lead Arranger and Book Runner, and various other agents, lenders and issuers.

10.2	Pledge and Security Agreement, dated March 20, 2006, by and among Affiliated Computer Services and certain of its subsidiaries, and Citicorp USA, Inc., as agent Administrative Agent.

10.3	Deed of Assignment, dated March 20, 2006, by and among the companies listed on Schedule thereto, as Assignors, and Citicorp USA, Inc., as Security Agent.

10.4	Assignment of Receivables, dated March 20, 2006, by and among the entities listed in Schedule 1 thereto, as Assignors, and Citicorp USA, Inc. as Security Agent.

10.5	Agreement and Deed of the Creation of a First Ranking Right of Pledge of Shares in Affiliated Computer Services International B.V., dated March 20, 2006.

10.6	Agreement and Deed of the Creation of a First Ranking Right of Pledge of Receivables of Affiliated Computer Services International B.V., dated March 20, 2006.

99.1	Press Release dated March 20, 2006.